Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4 of our reports dated February 28, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in CC Neuberger Principal Holdings II's Annual Report on Form 10-K for the year ended December 31, 2021. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 21, 2022